Exhibit 5.2

[LETTERHEAD OF KRAMER LEVIN NAFTALIS & FRANKEL LLP]

                    , 2013

Home Loan Servicing Solutions, Ltd.

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town, Grand Cayman KY1-9005

Cayman Islands

Ladies and Gentlemen:

We have acted as United States counsel to Home Loan Servicing Solutions, Ltd., a company incorporated under the laws of the Cayman Islands (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-            ), including the prospectus included therein (the “Prospectus”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on                     , 2013 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”) and any free writing prospectus(es).

The Registration Statement, including the Prospectus, as supplemented from time to time by one or more Prospectus Supplements and any free writing prospectus(es), covers the registration by the Company from time to time of an indeterminate amount of (i) ordinary shares of the Company, par value $0.01 per share (the “Ordinary Shares”), (ii) preference shares of the Company (the “Preference Shares”), (iii) debt securities, which may be issued pursuant to an indenture (the “Indenture”), as amended or supplemented from time to time, between the Company and the trustee named in the Indenture (the “Debt Securities”), (iv) warrants to purchase securities of the Company (the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”), (v) depositary shares representing a fractional share or multiple Ordinary Shares or Preference Shares (the “Depositary Shares”) and evidenced by depositary receipts (the “Depositary Receipts”) issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and a bank or trust company selected by the Company (the “Depositary”), and (vi) units issued by the Company comprised of any of the foregoing (the “Units”), which may be issued pursuant to one or more unit agreements (each, a “Unit Agreement”), as designated by the Company at the time of the offering. The Ordinary Shares, the Preference Shares, the Debt Securities, the Warrants, the Depositary Shares and the Units are herein collectively called the “Securities.”

In rendering this opinion, we have examined copies of the following documents:

1.	the Registration Statement; and

2.	the form of Indenture attached as an exhibit to the Registration Statement.

We have made such inquiries and reviewed such documents and records as we have deemed necessary or appropriate as a basis for our opinion. As to factual matters only, we have also relied upon the statements, representations and certificates of officers or other representatives of the Company, public officials and others. We have not independently verified the facts so relied on.

                    , 2013

In addition, we have assumed, in reliance on the opinions of Walkers, Cayman Islands counsel to the Company, that the Company has the corporate power and authority to issue the Securities.

Based on and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Company will timely file all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (vi) any securities issuable upon conversion, exercise or exchange of, or to be purchased or sold pursuant to, any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, (vii) any securities of any other entity to be included in any Securities being offered or issued will have been duly authorized and issued by such entity, and (vii) the Indenture and each supplemental indenture, Warrant Agreement, Deposit Agreement and Unit Agreement will be governed by the laws of the State of New York and will be the valid and binding obligation of each party thereto other than the Company, enforceable against such party in accordance with its terms, we advise you that, in our opinion:

1. Debt Securities. Assuming that the issuance and terms of any Debt Securities (including any Debt Securities that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities) and the terms of the offering thereof have been duly authorized, when (i) the Indenture or supplemental indenture relating to such Debt Securities have been duly authorized, executed and delivered by all parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the terms of such Debt Securities have been duly established in accordance with the terms of the Indenture and the applicable supplemental indenture, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Debt Securities or certificates representing such Debt Securities have been duly executed, authenticated, issued, paid for and delivered in accordance with the Indenture and the applicable supplemental indenture and as contemplated in the Registration Statement and the Prospectus Supplement relating thereto, and in accordance with any purchase, underwriting or similar agreement, such Debt Securities (including any Debt Securities that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company.

2. Warrants. Assuming that the issuance and terms of any Warrants (including any Warrants that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities) and the terms of the offering thereof have been duly authorized, when (i) the Warrant Agreement or Warrant Agreements relating to such Warrants have been duly authorized, executed and delivered by all parties thereto, (ii) the terms of such Warrants have been duly established in accordance with the terms of the applicable Warrant Agreement, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Warrants or certificates representing such Warrants have been duly executed, authenticated, issued, paid for and delivered in accordance with the Warrant Agreement and as contemplated in the Registration Statement and any Prospectus Supplement relating thereto, and in accordance with any purchase, underwriting or similar agreement, such Warrants (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company.

                    , 2013

3. Depositary Shares. Assuming that the issuance and terms of any Depositary Shares (including any Depositary Shares that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities) and the terms of the offering thereof have been duly authorized, when (i) the Deposit Agreement or Deposit Agreements relating to such Depositary Shares have been duly authorized, executed and delivered by all parties thereto, (ii) the terms of such Depositary Shares have been duly established in accordance with the terms of the applicable Deposit Agreement, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (iii) the Ordinary Shares or Preference Shares represented by such Depositary Shares have been authorized, issued and delivered to the Depositary in accordance with the applicable Deposit Agreement, and (iv) such Depositary Shares and the Depositary Receipts evidencing such Depositary Shares have been duly authorized, executed, countersigned, issued, paid for and delivered in accordance with the applicable Deposit Agreement and as contemplated in the Registration Statement and the Prospectus Supplement relating thereto, and in accordance with any purchase, underwriting or similar agreement, such Depositary Shares (including any Depositary Shares that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will be validly issued and the Depositary Receipts evidencing such Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement pursuant to which they are issued.

4. Units. Assuming that the issuance and terms of any Units and the terms of the offering thereof have been duly authorized, when (i) the Unit Agreement or Unit Agreements relating to such Units have been duly authorized, executed and delivered by all parties thereto, (ii) the terms of such Units have been duly established in accordance with the terms of the applicable Unit Agreement, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) such Units or certificates representing such Units have been duly executed, authenticated, issued, paid for and delivered in accordance with the applicable Unit Agreement and as contemplated in the Registration Statement and the Prospectus Supplement relating thereto, and in accordance with any purchase, underwriting or similar agreement, such Units will constitute valid and binding obligations of the Company.

The opinions set forth above are qualified (i) by the effects of applicable laws relating to bankruptcy, insolvency, and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) with respect to the remedies of specific performance and injunctive and other forms of equitable relief, by the availability of equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (iii) by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

We express no opinion as to any laws other than the laws of the State of New York (the “Relevant Laws”).

The opinions expressed herein are based upon the Relevant Laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that is a part of the Registration Statement, without admitting that we are an “expert” within the meaning of the Securities Act, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of said Securities Act.

Very truly yours,

Kramer Levin Naftalis & Frankel LLP